UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2017

FIDELITY & GUARANTY LIFE
(Exact name of registrant as specified in its charter)

Delaware	001-36227	46-3489149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Ruan Center 601 Locust Street, 14th Floor Des Moines, IA		50309
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (800) 445-6758
Former name or former address, if changed since last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2017, Mr. Omar Asali, a director of Fidelity & Guaranty Life (the “Company”), notified the Company that he has decided that he will resign from the board of directors of the Company and its subsidiaries and all committees thereof effective as of 5:00 p.m. Eastern Time on April 14, 2017 (the “Effective Time”). Mr. Asali’s resignation was delivered in connection to the previously announced Transition Agreement between Mr. Asali and HRG Group, Inc., the Company’s parent company, pursuant to which Mr. Asali was expected to leave his position in the second half of fiscal 2017. Mr. Asali is leaving the Company to establish a private investment vehicle that will make long-term investments in private and public companies and not as a result of any disagreement with the Company or its subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIDELITY & GUARANTY LIFE

/s/ Eric L. Marhoun

Eric L. Marhoun
Executive Vice President, General Counsel and Secretary

Dated: March 22, 2017